EXHIBIT 11
                              DOCUCON, INCORPORATED

                        COMPUTATION OF EARNINGS PER SHARE

                                   (Unaudited)

                                                                    Three Months                          Six Months
                                                                    Ended June 30                        Ended June 30
                                                           -------------------------------       -------------------------------
                                                              1995                 1994              1995                1994
                                                           ------------       ------------       ------------       ------------
COMPUTATION OF PRIMARY EARNINGS PER SHARE:
     Net loss ..........................................   $   (272,876)      $   (403,674)      $   (706,942)      $   (563,780)
       Less- Preferred stock dividend requirements .....        (15,408)           (15,813)           (31,221)           (31,544)
                                                           ------------       ------------       ------------       ------------

     Net loss applicable to common stockholders
       used for computation ............................   $   (288,284)      $   (419,487)      $   (738,163)      $   (595,324)
                                                           ============       ============       ============       ============


WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
   STOCK OUTSTANDING ...................................     11,651,838         11,544,280         11,632,474         11,541,149

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING
   UPON ASSUMED CONVERSION OF OPTIONS AND WARRANTS .....           --                 --                 --               72,327
                                                           ------------       ------------       ------------       ------------


WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
   EQUIVALENTS USED FOR COMPUTATION ....................     11,651,838         11,544,280         11,632,474         11,613,476
                                                           ============       ============       ============       ============


PRIMARY LOSS PER COMMON SHARE AND COMMON
   SHARE EQUIVALENT ....................................   $       (.02)      $       (.04)      $       (.06)      $       (.05)
                                                           ============       ============       ============       ============

COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
     Net loss ..........................................   $   (272,876)      $   (403,674)      $   (706,942)      $   (563,780)
Preferred stock dividend requirements ..................        (15,408)           (15,813)           (31,221)           (31,544)
     Decrease in net loss applicable to
      common stock for-
       Preferred stock dividends not incurred upon
        assumed conversion of preferred stock ..........           --                 --                 --               31,544
                                                           ------------       ------------       ------------       ------------

     Net loss applicable to common stockholders
      used for computation .............................   $   (288,284)      $   (419,487)      $   (738,163)      $   (563,780)
                                                           ============       ============       ============       ============


WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
   STOCK OUTSTANDING ...................................     11,651,838         11,544,280         11,632,474         11,541,149

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING
   UPON ASSUMED CONVERSION OF OPTIONS AND WARRANTS .....           --                 --                 --               72,327

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING
   UPON ASSUMED CONVERSION OF THE PREFERRED STOCK ......           --                 --                 --              769,790
                                                           ------------       ------------       ------------       ------------

WEIGHTED AVERAGE SHARES USED FOR COMPUTATION ...........     11,651,838         11,544,280         11,632,474         12,383,266
                                                           ============       ============       ============       ============


LOSS PER COMMON SHARE AND COMMON SHARE
   EQUIVALENT ASSUMING FULL DILUTION ...................   $       (.02)(a)   $       (.04)(a)   $       (.06)(a)   $       (.05)(a)
                                                           ============       ============       ============       ============

  (a)      This calculation is submitted in accordance with Item
           601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3 percent.
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